Exhibit 10.2
March 1, 2011
Ms. Cristina Wasiak
[Street]
[City, State, Zip Code]
RE: Transition Agreement
Dear Ms. Wasiak:
Whereas you and Calamos Advisors LLC (the Company) agree that it is in our mutual interest to have an orderly transition of your responsibilities and separation of your employment from the Company, this Transition Agreement outlines the terms and conditions related to such transition and separation. The receipt of any payments or benefits described below, with the exception Paragraph 8 (Vacation), is contingent upon you executing this letter as well as the attached General Release.
1.	Employment: Your employment with the Company will continue through April 30, 2011 (“Separation Date”) and then terminate. You will continue to receive your regular salary through that date.

2.	Responsibilities: You will continue to fulfill your role as Chief Financial Officer through the Separation Date. Your main focus will be to ensure the orderly completion, signature and filing of the Calamos Asset Management Inc.’s 2010 Annual Report on Form 10-K (“Form 10-K”), and such other matters as directed by the Company. Upon the execution of this Transition Agreement, you will be expected to work in our office in Naperville, Illinois only as much as requested by the Company or as required to complete the Form 10-K. You may work the balance of your working time offsite, and agree to remain accessible as may be necessary to advise the Company on or manage business matters as they arise.

3.	Payments: The Company shall issue the following payments to you on the Separation Date:
a.	Severance pay equal to six-months of salary, or $150,000, payable in a lump sum.

b.	A special payment of $290,000.
The gross amount of your total payments will be $440,000 less federal and state income tax (the federal withholding will be the federally required 25% supplemental rate) and any other applicable withholdings.

4.	Career Transition Services: The Company will provide you, at the Company’s expense, up to nine-months of career transition services at a provider of our choice. If you choose to use career transition services, you must commence using them within 60 days of the date of execution of this Transition Agreement.

5.	Company Property: Any Company property in your possession, such as computer equipment, building access card, cell phone, keys, etc., must be returned within two weeks of your Separation Date. Severance payments and other benefits described in this Transition Agreement are contingent upon you returning Company property.

6.	Personal Belongings: Your personal belongings must be picked-up within two weeks of the Separation Date; you can arrange a mutually convenient time to pick up your items. Any personal belongings not picked-up after 30 days from the Separation Date will be packaged and forwarded to the address set forth above.

7.	Profit Sharing 401(k) Plan: Under the Calamos Profit Sharing 401(k) Plan (the “Plan”) you have several options including a roll-over or keeping your funds in the Plan. Specific information about the Plan will be included in your separation package.

8.	Vacation: You will be paid for any earned, but unused, vacation through the Separation Date, less federal and state income tax and any other applicable withholdings.

9.	Termination of Associate Benefits: Your medical, dental and vision coverage will end on the Separation Date. You may continue coverage by electing COBRA; relevant information is included in your exit package. All other benefits will end on the Separation Date.

10.	Confidential Information: You agree that following your Separation Date set forth in Paragraph 1 above, you will continue to abide by the terms of the Confidentiality Agreement and Restrictive Covenants (“Confidentiality Agreement”) you signed previously, a copy of which is attached to this Transition Agreement. You and the Company agree that if you become employed within two years of the Separation Date in a financial management capacity similar to the role you performed for the Company with a company engaged in the Business (as defined in the Confidentiality Agreement), such employment will be a “Permitted Exception” as defined in section 4.2 of the Confidentiality Agreement. You further agree that you and your agents, representatives, and attorneys of record will keep the existence and terms of this Transition Agreement strictly confidential and will not communicate the existence and terms of such Transition Agreement orally or in writing to any third party, other than (a) trusted personal advisors, (b) your legal, accounting, and tax advisors to the extent necessary for them to provide services to you, and (c) as required by law or legal process. Once the matter of your planned separation is publically disclosed by the Company (or by one of its affiliates, as the case may be), you may talk to other parties about your impending separation, but not the terms unless and to the extent the terms are also publically disclosed by the Company (or by one of its affiliates, as the case may be).

11.	Cooperation: You agree that you will (i) provide reasonable assistance and cooperation to the Company and its affiliates in activities related to open work matters (through the Separation Date) and the prosecution or defense of any pending or future lawsuits, arbitrations, other proceedings or claims involving the Company or its affiliates that relate to work you have performed or will perform (“CALAMOS Litigation”); (ii) make yourself available to the Company or its affiliates on reasonable notice and without the need for issuance of any subpoena or similar process to testify or assist in any CALAMOS Litigation; (iii) refrain from knowingly providing any information related to any claim or potential CALAMOS Litigation to any non-Calamos representatives unless you shall (A) have first obtained the consent of the Chief Executive Officer or General Counsel of the Company or (B) are required to provide testimony pursuant to legal process in which case you will consult with and permit the Company’s legal counsel to be present to such testimony.

12.	Non-Disparagement: You agree that you shall not make any negative or disparaging comments about the Company or its members, managers, officers, employees, affiliates, products, or services. The Company agrees it will reciprocate on this provision and not make negative or disparaging remarks about you. More specifically, you and the Company agree to describe the circumstances of your departure from the Company in accordance with the draft outline attached hereto as Attachment “A”. If contacted by a prospective employer for a reference regarding you, the Company agrees to provide the dates of employment, the positions you held and a description of your job responsibilities.

13.	Acknowledgement: You acknowledge that the aforementioned payments (Paragraph 3) and career transition services (Paragraph 4) constitute consideration in exchange for executing the General Release which is attached hereto and made part hereof, in that these include amounts and benefits to which you would not have been entitled had you not signed this release.

14.	Indemnification: The Company will continue to indemnify you on the same basis and subject to the same terms and conditions as provided to you as an officer of the Company. Such provision is made in accordance with Article VI of the Company’s Second Amended and Restated Certificate of Incorporation (“Article VII), a copy of which is attached as Attachment “B”.
In order to confirm your agreement to the terms of this Transition Agreement and to initiate the payment of the above described severance payment, you must execute and return this Transition Agreement and the attached General Release within 21 days from the date of this Transition Agreement. After that date, you will forfeit all

2

rights to the above-described benefits other than those legally mandated. You and the Company also agree to execute a second release within seven days of the Separation Date that will cover the time between the signing of the attached General Release and your last day of employment with the Company. We advise you to consult an attorney prior to executing this Transition Agreement and the General Release.
In the event that the above terms and conditions are acceptable to you, I ask that you please execute this Transition Agreement and the General Release attached hereto and return them in the enclosed self-addressed stamped envelope provided for your convenience.

Sincerely,
/s/ Gary J. Felsten
Gary J. Felsten
Senior Vice President & Director, Human Resources

Accepted and Agreed to
This 1st day of March, 2011

/s/ Cristina Wasiak
Cristina Wasiak

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CONFIDENTIALITY AND RESTRICTIVE COVENANTS AGREEMENT
     This Agreement is made by and between the undersigned employee (“Employee”) and Calamos Advisors LLC, Calamos Holdings LLC and/or Calamos Asset Management, Inc. (Calamos Advisors LLC, together with Calamos Holdings LLC and/or Calamos Asset Management, Inc., and any of their respective subsidiaries, are collectively referred to as the “Company”).
     As a condition to and in consideration of Employee’s employment or continued employment by the Company and/or the opportunity to be eligible to receive annual incentives or bonus compensation and/or awards under the Calamos Asset Management, Inc. Incentive Compensation Plan and any successor, replacement or similar plan (collectively, the “Incentive Plan”), the parties agree to the following:
1. EMPLOYEE’S ACKNOWLEDGEMENT
     1.1 Company’s Interest. Employee agrees and acknowledges that in order to assure the Company that it will retain its value and that of the Business (as that term is defined herein) as a going concern, it is necessary that Employee not utilize special knowledge of the Business and its relationships with clients to compete with the Company.
     1.2 “Business” and “Competing Activity”. For purposes of this Agreement, “Business” means the provision of investment management, investment advisory, portfolio management, financial analysis, research or similar services relating to the investment of international or domestic equity or debt securities or other activities or services of the type provided by the Company or its affiliates to its clients on a worldwide basis including, without limitation, open-end and closed-end, registered and unregistered, investment companies (“Funds”), and the direct and indirect sale and/or distribution of equity interests in the Funds in which Employee was involved while employed by the Company or about which Employee has Confidential Information; and “Competing Activity” or “Competing Activities” means engaging in the Business.
     1.3 Employee’s Position. Employee further acknowledges that during the period of Employee’s employment with the Company (the “Term”):
          (a) the Company is and will be engaged in the Business during the Term and thereafter;
          (b) Employee will occupy a position of trust and confidence with the Company, and during the employment, Employee will have access to the Company’s trade secrets and with other proprietary and Confidential Information concerning the Company and the Business;
          (c) the agreements and covenants contained in this Agreement are essential to protect the Company, the near permanent client relationships and the goodwill of the Business and compliance with such agreements and covenants will not impair Employee’s ability to procure subsequent and comparable employment; and
          (d) Employee’s employment with the Company has special, unique and extraordinary value to the Company and the Company would be irreparably damaged if

Employee were to provide services to any person or entity in violation of the provisions of this Agreement.
2. CONFIDENTIAL INFORMATION
     2.1 Disclosure or Use. Employee understands and acknowledges, that by virtue of his or her employment with the Company, he or she has learned or will learn or develop Confidential Information (as that term is defined herein). Employee further acknowledges that unauthorized disclosure or use of such Confidential Information, other than in discharge of his or her duties, will cause the Company irreparable harm. Accordingly, during the term of his or her employment and thereafter, Employee agrees not to use any Confidential Information except in furtherance of his or her duties for the Company, nor to disclose any Confidential Information except to officers or other employees of the Company when it is necessary, in the ordinary course of business, to do so. Upon termination of employment with the Company for any reason, Employee shall not, directly or indirectly, disclose, publish, communicate or use on his or her behalf or another’s behalf, any Confidential Information. Employee acknowledges that the Company operates and competes internationally, and that the Company will be harmed by unauthorized disclosure or use of Confidential Information, regardless of where such disclosure or use occurs, and that therefore this Agreement is not limited to any single state, country or jurisdiction.
     2.2 Confidential Information. For purposes of this Agreement, “Confidential Information” shall mean trade secrets and other proprietary information concerning the products, processes or services of the Company or any of its affiliates, which information (a) has not been made generally available to the public, and is useful or of value to Company’s current or anticipated business activities or of those of any affiliate or client of Company; or (b) has been identified to Employee as confidential, either orally or in writing, including, but not limited to: computer programs; research and other statistical data and analyses; marketing, organizational or other research and development, or business plans; personnel information, including the identity of other employees of the Company, their responsibilities, competence, abilities, and compensation; financial, accounting and similar records of Company, its affiliates and/or any fund or account managed by the Company or its affiliates (such funds or accounts referred to herein as “Company Funds”); current and prospective client lists and information on clients and their employees; client investment objectives, the nature of their investment portfolios and contractual agreements with the Company or its affiliates; information concerning planned or pending investment products, acquisitions or divestitures; and information concerning the marketing and/or sale or distribution of equity interests in the Funds. Confidential Information shall not include information which: (i) is in or hereafter enters the public domain through no fault of Employee; (ii) is obtained by Employee from a third party having the legal right to use and disclose the same; or (iii) is in the possession of Employee prior to receipt from the Company (as evidenced by Employee’s written records pre-dating the date of employment).
3. COMPANY PROPERTY
     All notes, reports, plans, published memoranda or other documents created, developed, generated or held by Employee during employment, concerning or related to the Company’s or its affiliates business, and whether containing or relating to Confidential Information or not, and all tangible personal property of the Company or its affiliates entrusted to Employee or in Employee’s direct or indirect possession or control, are the property of the Company, and will be promptly delivered to the Company and not thereafter used by Employee upon termination of Employee’s employment for any reason whatsoever.
4. NON-COMPETITION
     4.1 Non-Compete. Except as provided below, during the term of Employee’s employment with the Company and for a two year period after termination of such employment for any reason (the “Post-Termination Non-Compete Period”), Employee shall not own or control any interest in, or act as an officer, director, employee, consultant, advisor or lender to any firm, corporation, institution, business or entity (each an “Entity”) directly or indirectly engaged in the Business anywhere in the United States or Europe.
     4.2 Permitted Exceptions. During the Post-Termination Non-Compete Period, Section 4.1 shall not prohibit Employee from directly or indirectly owning or controlling any interest in, or acting as an officer, director, employee, consultant or advisor of, or otherwise rendering services to any Entity which is directly or indirectly involved in Competing Activities, if, prior to commencing such relationship Employee has delivered to such Entity a copy of this Agreement, and then for only as long as Employee (i) complies with his other obligations under this Agreement, (ii) does not directly or indirectly take, or otherwise participate in or assist such Entity with respect to, any acts or actions described in Section 5 below, and (iii) upon request of the Company provides the Company with a written representation of compliance with obligations and restrictions set forth in this Agreement and such other information as is reasonably requested by the Company to demonstrate such compliance by Employee. In addition, Section 4.1 shall not prohibit Employee from being a passive owner of not more than an aggregate of two percent (2%) of the outstanding shares of any class of securities of a corporation which is publicly traded, so long as Employee does not have any active participation in the business of such corporation.
5. COMPANY NAME, CLIENTS AND EMPLOYEES
     Employee understands that the Company’s name, the name of any proprietary mutual funds and accounts managed by the Company (such proprietary mutual funds, accounts and any other client account managed by the Company, the “Company Accounts”) and the investment performance of any Company Account and the Company’s relationships with its clients and employees are extremely valuable and are the result of the expenditure of substantial time, effort and resources by the Company. Therefore, during the period of Employee’s employment and the Post-Termination Non-Compete Period, Employee agrees that he will not, directly or indirectly, on his or her behalf or another’s behalf:
          (a) solicit the Company’s or its affiliates’ clients with whom Employee had contact or about whom Employee learned to developed Confidential Information while employed by the Company to provide, or offer to provide, or provide to any such clients, services or products of the kind generally offered or provided by Company or its affiliates; or
          (b) solicit, induce or encourage any person who is then in the employ of the Company to leave his or her employment, agency or office with Company, or employ, or become employed with any such person or persons, for the purpose of providing or offering to provide, services or products of the kind generally offered by Company or its affiliates; or

          (c) refer to the Company, “Calamos”, “Calamos Investments” or “Calamos Asset Management” or any other name used by the Company, any Company Account or the investment performance thereof, or Employee’s prior association with the Company or its affiliates or any Company Account in any public filing or in any advertisement or marketing of any service or product which is a Competing Activity; or
          (d) maintain a relationship of the type described in Section 4.1 with any Entity which refers to the Company, any Company Account or the investment performance thereof, or Employee’s prior association with Company or any Company Account in any public filing or in any advertisement or marketing of any service or product which is a Competing Activity.
     Notwithstanding the foregoing, nothing in paragraph (c) or (d) of this Section 5 shall prohibit Employee or any other person or Entity from referring to information described in said paragraphs, provided such reference is not made in advertising or marketing in newspapers, magazines, trade journals or other public media, or direct advertising or marketing materials, and such information is limited to the extent that (i) such information is contained in SEC Form ADV filings previously made by the Company, or (ii) reference to such information is otherwise required by law. The Company and Employee agree that, based on applicable rules, regulations and court decisions in effect as of the date this Agreement is entered into, information relating to the investment performance of any Company Account in connection with any Competing Activity is not a reference to which “is otherwise required by law” within the meaning of said clause (ii).
6. MISCELLANEOUS
     6.1 Acknowledgment and Remedies. In executing this Agreement, Employee does not rely on any inducements, promises or representations of the Company, or its officers or directors, other than the terms and conditions specifically set forth in this Agreement. Employee further acknowledges that the statements herein are true and correct; that Employee has read and understands all of the terms of this Agreement; that the Company’s offer of employment or continuing employment and/or participation in the Incentive Plan constitutes adequate consideration for Employee’s obligations hereunder and for the covenants set forth above. Employee acknowledges that failure to comply with Sections 2 through 5 will cause irreparable damage to the Company. Therefore, Employee agrees that, in addition to any other remedies at law or in equity available to the Company for Employee’s breach or threatened breach of this Agreement, the Company is entitled to specific performance or injunctive relief against Employee to prevent such damage or breach, without bond. In addition, in the event of a breach or a violation of any of the covenants or provisions of Sections 2 through 5 of this Agreement, the Employee shall be obligated to repay to the Company any amounts received under any Incentive Plan and shall forfeit all rights to future payments or benefits under such Plan.
     In the event of a breach or a violation by Employee of any of the covenants and provisions of Sections 2 through 5 of this Agreement, the running of the non-compete period set forth in Section 4.1 and the period of restriction on the use of the Company name and solicitation of clients and employees set forth in Section 5 (but not of Employee’s obligation thereunder), shall be tolled during the period of the continuance of any actual breach or violation thereof.
     6.2 Notices. Except when actual receipt is expressly required by the terms hereof, notice is considered given either (i) when delivered in person, (ii) when sent by Federal Express or comparable overnight night mail service, or (iii) two (2) days after deposit in the United States mail in a sealed envelope or container by either registered or certified mail with return receipt requested and postage prepaid, and addressed to the party or person to be notified at the address set forth on the signature page hereof. Either party may require, by notice given at any time or from time to time, subsequent notices to a different address; provided, however, that a P.O. Box shall not be considered to be an address for purposes of this Agreement. Notices given before actual receipt of notice of change shall not be invalidated by the change.
     6.3 Waiver, Modification and Interpretation. Except as set forth herein, no provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by all the parties hereto, and, in the case of the Company, such waiver, modification or discharge has been authorized or approved by the Chief Executive Officer or Co-Chief Investment Officer of the Company, or by another duly authorized officer of the Company. Any waiver by any party hereto of any breach of any kind or character whatsoever by any other party shall not be construed as a continuing waiver of, or consent to, any subsequent breach of this Agreement on the part of the other party or parties.
     6.4 Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed in Illinois, without giving effect to the conflict of law principles thereof. Employee further agrees that the state and federal courts located in the State of Illinois shall have exclusive jurisdiction in any such action or proceedings based on or arising out of this Agreement, and Employee submits to the personnel jurisdiction of such courts, consents above of process, and waives any obligation to jurisdiction, venue, or services of process.
     6.5 Headings. The headings used in this Agreement are for convenience only and are not part of its operative language. They shall not be used to affect the construction of any provisions hereof.
     6.6 Severability. The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such void, voidable or unenforceable provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though the void, voidable or unenforceable provision were not a part hereof. In addition, if any provision is held to be overbroad, a court may modify that provision to the extent necessary to make the provision enforceable, and enforce the provision as modified. It is the intention and agreement of the parties that all of the terms and conditions hereof be enforced to the fullest extent permitted by law.
     6.7 Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions and preliminary and other agreements between the parties hereto relating to the subject matter hereof.
     6.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

CALAMOS ADVISORS LLC for itself and its affiliates		EMPLOYEE:
By:	/s/ Gary J. Felsten	/s/ Cristina Wasiak

	Signature	Employee Signature

Date:	6/30/09	C. Wasiak

Employee Name (Please Print)

[Street]

Address

[City, State, Zip Code]

City, State and Zip Code

Date: 6/20/09

Attachment A

FOR IMMEDIATE RELEASE
Contact:
Jennifer McGuffin
Investor Relations
630-245-1780
IR@calamos.com
Calamos Asset Management, Inc. Announces Planned Departure of Chief Financial Officer
NAPERVILLE, Ill., March 7, 2011 — Calamos Asset Management, Inc. (NASDAQ: CLMS) announced today the planned departure of Cristina Wasiak, Senior Vice President and Chief Financial Officer, effective April 30, 2011. Calamos said that it is in the process of initiating a search for her successor.
Ms. Wasiak was appointed Chief Financial Officer in April 2008. “During Cris’ tenure at Calamos, the firm navigated through a significant market dislocation and remains in strong financial health,” a company spokesperson stated. “After helping Calamos navigate through this time of transition, Ms. Wasiak plans to take some personal time before pursuing new challenges,” the company said.
Calamos Asset Management, Inc. (NASDAQ: CLMS) is a globally diversified investment firm offering equity, convertible, defensive equity, fixed- income and alternative investment strategies, among others. The firm serves institutions and individuals via separately managed accounts and a family of open-end and closed-end funds, offering a risk-managed approach to capital appreciation and income-producing strategies. For more information, visit www.calamos.com.
From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.
# # # #

Attachment B
Excerpt from
SECOND AMENDMENT AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CALAMOS ASSET MANAGEMENT, INC. (the “Corporation”)
ARTICLE VI
Limitation of Directors’ Liability; Indemnification by Corporation; Insurance
     Section 1. Limitation of Directors’ Liability. (a) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, to the extent provide by applicable law, for liability (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the person liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the full extent permitted by the DGCL as so amended from time to time.
     (b) Neither the amendment nor repeal of this Article VI, Section 1, nor the adoption of any provision of this Amended and Restated Certification of Incorporation inconsistent with this Article VI, Section 1, shall eliminate or reduce the effect of this Article VI, Section 1, in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VI, Section 1, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
     Section 2. Indemnification by Corporation. (a) Subject to Article VI, Section 2(d) below, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened , pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys` fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in , or not opposed to, the interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person`s conduct was unlawful. The termination of the action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person`s conduct was unlawful.
     (b) Subject to Article VI, Section 2(d) below, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including reasonable attorneys’ fee) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a timely manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     (c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article VI, Sections 2(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     (d) Any indemnification under Article VI, Sections 2(a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Article VI, Sections 2(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation. Such determination shall be made, with respect to former directors, officers, employees and agents, by any person or persons having the authority to act on the matter on behalf of the Corporation.
     (e) Expenses (including reasonable attorneys’ fees) incurred by an officer, director, employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article VI. Such expenses (including reasonable attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
     (g) For purposes of this Article VI, reference to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
     (h) For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall includes any excise taxes assessed on a person with respect to an employee benefit plan; and reference to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.
     (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of their heirs, executors and administrators of such a person.
     Section 3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporate as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against liability under the provisions of Section 145 of the DGCL.

GENERAL RELEASE
For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, with the intention of binding herself, her heirs, executors, administrators and assigns, does hereby release, remise, acquit, and forever discharge Calamos Advisors LLC (“the Company”), and its present and former members, managers, officers, executives, agents, employees, affiliated entities, divisions, parents, subsidiaries, successors, predecessors, and assigns (collectively the “Released Parties”), of and from any and all claims, actions, causes of action, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, which the undersigned, individually or as a member of a class, now has, owns or holds or has at any time heretofore had, owned or held against any Released Party, arising out of or in any way connected with the undersigned’s employment relationship with Calamos Advisors LLC and its predecessor and affiliated entities, or the termination thereof, including without limitation, any claims for severance or vacation benefits, unpaid wages, salary or bonus, breach of contract, wrongful discharge, impairment of economic opportunity, reimbursement for fines paid, intentional infliction of emotional harm or other tort, or employment discrimination under any applicable federal, state, local or foreign statutes, provisions, orders, or regulations (including, but not limited to, any claims arising under any federal civil rights statutes including Title VII of the Civil Rights Act of 1964 (Title VII), as amended, 42 U.S.C. 2000e et seq.; 42 U.S.C. 1981, 1983, 1985, 1986; the Age Discrimination in Employment Act (ADEA), as amended, 29 U.S.C. 621 et seq.; the Americans with Disabilities Act (ADA), as amended, 42 U.S.C. 12101 et seq.; the Fair Labor Standards Act (FLSA), as amended, 29 U.S.C. 201 et seq.; the Family Medical Leave Act (FMLA), 29 U.S.C. 2601 et seq.; the Employee Retirement Income Security Act of 1974 (ERISA), as amended, 29 U.S.C. 1001 et seq.; and any other claims that may arise under state or local civil rights acts, workers compensation laws, and wage and hour laws, and all claims for wages, vacation pay, severance pay, back pay, front pay, or other compensation, benefits, or damages at law or equity that may have been created as a result of the undersigned’s employment with Calamos Advisors LLC and its affiliated entities or the termination thereof, excepting only (i) those obligations of Calamos Advisors LLC and/or its affiliated entities under that certain Transition Agreement between Calamos Advisors LLC and/or its affiliated entities and the undersigned (the “Transition Agreement”), in connection with which this General Release is being executed and delivered, (ii) any right to defense and indemnification the undersigned may have under applicable corporate law, the organizational documents of any Released Party or any right as an insured under any D&O or liability insurance policy now or previously in force, (iii) any claims or rights that may arise after the undersigned signs this General Release, and (iv) any claims which cannot be waived by law.
The undersigned understands that by releasing employment discrimination claims against the Released Parties, she also forever releases and discharges any right she may have to file or recover in a lawsuit she may bring herself on the same claims and also any right she may have to any relief that she might otherwise be entitled to as a result of any charge filed with, or proceeding instituted by, the Equal Employment Opportunity Commission or any other comparable enforcement authority.

The undersigned acknowledges and agrees that neither the Transition Agreement nor this General Release are to be construed in any way as an admission of any liability whatsoever by any Released Party under Title VII, ADEA or any other federal or state statute or principle of common law, any such liability having been expressly denied.
The undersigned further declares and represents that she has carefully read and fully understands the terms of this General Release, that she has had the opportunity to seek the advice and assistance of counsel with respect to this General Release, and that she knowingly and voluntarily, of her own free will without any duress, being fully informed and after due deliberation, accepts the terms of and signed the same of her own free act.
The undersigned acknowledges that the severance payment and other benefits described in the Transition Agreement in Paragraphs 3 and 4, constitute consideration in exchange for executing this General Release in that these include amounts and benefits to which she would not have been entitled had she not signed this general release.
The undersigned acknowledges that Calamos Advisors LLC advised her in writing to consult with an attorney before executing this General Release (and this paragraph also constitutes written direction), that she was given a period of 21 days within which to consider this General Release, that she had an adequate opportunity to review it, that she fully understands its terms, that she was not coerced into signing it, and that she has signed it knowingly and voluntarily.
The Company releases the undersigned from any and all sums of money, claims, demands, suits, debts, dues, contracts, accounts, agreements, promises, damages, causes of action and judgments of whatever kind or nature, whether known or unknown, suspected or unsuspected, that the Released Parties may own, hold, have, or claim to have arising from your employment at the Company as of the date of the Transition Agreement, excepting only: (i) claims by the Released Parties arising from any breach of the Transition Agreement; and (ii) any claim or right which cannot be waived by law, including claims arising after the date of the Transition Agreement.
The undersigned shall have the right to revoke this General Release during a period of seven (7) days following her execution of this General Release. In order to revoke the General Release, the undersigned must notify Calamos Advisors LLC, in writing, of her decision to revoke, and said notice must be received by no later than seven (7) days following the execution of this General Release. If the undersigned revokes this General Release, she shall promptly repay all severance that she may have received pursuant to the Transition Agreement to which this General Release is attached.

PLEASE READ THIS RELEASE CAREFULLY. IT CONTAINS A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

/s/ Cristina Wasiak
Cristina Wasiak
Date: 3/1/2011

County of DuPage    )     SS
State of Illinois               )
Subscribed and sworn to before me this 1st day of March 2011.

/s/ Kara Tanzi
Notary Public
My Commission Expires: 4/22/14

For the Company
/s/ Gary J. Felsten
Gary J. Felsten

Date: March 1, 2011